Exhibit 99.1

This Form 8-K corrects inadvertent errors in the press release issued by Career Education Corporation on February 15, 2005 (below) that reported the company’s financial results for the fourth quarter and year ended December 31, 2004.

•      On page 2 of the press release, under the heading “CECO Reports 4Q 2004 Results”, bad debt expense, excluding the charge related to the change in accounting estimate, as a percentage of total revenue for the quarter ended December 31, 2004 has been corrected to reflect the actual percentage of 4.6%, instead of 4.5%.

•      On page 5 of the press release, under the heading “Balance Sheet and Cash Flow”, the date referenced in the last phrase of the first sentence of the first bulleted item has been corrected to reflect that the company had cash and cash equivalents of $161.2 million as of December 31, 2003, instead of September 30, 2004.

•      On page 6 of the press release, under the heading “Balance Sheet and Cash Flow”, quarterly days sales outstanding (DSOs) for total net receivables at December 31, 2004 and 2003, reflecting the revenue recognition restatement,  has been corrected to reflect 18 days and 28 days, respectively, rather than 17 days and 26 days.  The decrease in quarterly DSOs from December 31, 2003 to December 31, 2004 has been corrected to reflect a decrease of 10 days, rather than 9 days.  Quarterly DSOs for total net receivables as of December 31, 2004 before the increase in the allowance for doubtful accounts has been corrected to reflect 21 days, rather than 20 days.

•      On the page of the press release containing the company’s unaudited consolidated balance sheets, the disclosure of our allowance for doubtful accounts as of December 31, 2004 within the “Receivables” heading has been corrected to reflect an allowance of $61,136,000, rather than $63,903,000.

The full text of the corrected press release is set forth below.

FOR IMMEDIATE RELEASE

Contact:	Karen King – Investor Relations	847/585-3899
	Tracy Lorenz - Investor Relations	847/585-3899
	Sallie Gaines – Media Relations	312/485-0103
www.careered.com

CORRECTED: CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR 2004 FOURTH QUARTER AND YEAR-END

Hoffman Estates, Ill. (February 15, 2005) – Career Education Corporation (Nasdaq:CECO) today reported financial results for the fourth quarter and year ended December 31, 2004.  The company noted that its results include an adjustment related to an increase in the estimate for its allowance for doubtful accounts and a restatement for a change in revenue recognition method for its Culinary and Healthcare externships.  Additionally, the company provided updated information concerning the ongoing independent investigation being conducted by the special committee of its Board of Directors.

Significant Items

In connection with reporting its results for the fourth quarter of 2004, the company increased its estimate for its allowance for doubtful accounts.  The company periodically evaluates its receivables and establishes the allowance for doubtful accounts based on methodologies and assumptions, which the company reviews and modifies based on emerging information.  The company recently analyzed its receivables collection rates together with changes in financial aid funding sources and improved analytical tools, and determined it should increase its estimate for its allowance for doubtful accounts.

CECO Reports 4Q 2004 Results

As a result, the company recorded a non-cash, pre-tax charge for the change in accounting estimate of its allowance for doubtful accounts of approximately $18.9 million in the fourth quarter of 2004.  This change in estimate does not affect prior period financial statements.  This additional charge, included in General and Administrative expense, less the related tax benefit of $7.6 million, represented $0.11 per diluted share in the quarter.  The bad debt expense, excluding the charge related to the change in accounting estimate, was 4.6% of total revenue for the quarter ended December 31, 2004.

In addition, the company changed its method of revenue recognition related to its Culinary and Health Education externships.  These student externships are required to be taken at the end of certain academic programs, following the conclusion of in-school instruction, in order to satisfy graduation requirements. The new revenue recognition method recognizes tuition revenue through the end of the student’s externship period, while the prior practice recognized revenue only over the period of in-school academic instruction.  This change, as shown in the attached financial tables, results in a restatement of the company’s financial statements for 2000 through 2004.  The full-year and fourth quarter 2004 restatement resulted in a non-cash reduction of $11.5 million and $3.4 million in revenue and $0.06 and $0.02 per diluted share after taxes, respectively.  This revenue will be earned and recognized in subsequent periods net of student refunds.  The company noted that the restatement does not materially affect year-over-year growth percentages or trends for revenue and earnings per share as prior-period results have been restated to reflect this change.

Three Months Ended December 31

•                  Fourth quarter 2004 total revenue increased 33% to $485.9 million from a restated $366.7 million for the same period last year.  The increase in revenue is primarily attributable to a 30% increase in same-school revenue driven by an increase in same-school population (21.5% increase at October 31st ) and an approximate 8% increase in average revenue per student during the fourth quarter.

•                  Net income was $59.8 million, or $0.57 per diluted share, up 18% from last year’s fourth quarter restated net income of $50.7 million, or $0.49 per diluted share.  Fourth quarter 2004 net income includes the following items:

(In millions, except per share data)	Quarterly Earnings Before Income Taxes	Quarterly Income Taxes	Quarterly Net Income	Quarterly Diluted Earnings Per Share
Allowance for Doubtful Accounts Change in Estimate	$(18.9)	$7.6	$(11.3)	$(0.11)
Externship Revenue Recognition Restatement	$(3.4)	$1.4	$(2.0)	$(0.02)
Certain Legal Fees	$(4.9)	$2.0	$(2.9)	$(0.03)
Self-funded Employee Benefits Plan Charge	$(2.2)	$0.9	$(1.3)	$(0.01)
Lower Effective Tax Rate	n/a	$3.0	$3.0	$0.03
Total	$(29.4)	$14.9	$(14.5)	$(0.14)

•                  Approximately $18.9 million of pre-tax General and Administrative expense is related to the aforementioned increase in the allowance for doubtful accounts.

•                  Approximately $3.4 million of pre-tax revenue reduction is related to the aforementioned restatement for the externship revenue.

•                  Approximately $4.9 million of pre-tax legal and other expenses related to the SEC investigation, investigation being conducted by the special committee of the Board of Directors, and shareholder class action and derivative lawsuits.

•                  Approximately $2.2 million of pre-tax expense is related to CEC’s self-funded medical and dental plan.  The company adjusted its year-end accrual as actual costs were higher than previously anticipated for 2004, the first year these plans were self-funded.

•                  Approximately $3.0 million of income is related to a reduction on our effective tax rate from 40.25% to 39.25%.  The lower tax rate was driven by a reduction in the company’s state income taxes and tax free investment earnings.  The effective state income tax rate was reduced by the mix of earnings and various state tax credits generated.

Twelve Months Ended December 31

•                  Full year 2004 revenues increased 47% to $1.73 billion from $1.18 billion for the same period last year, after reflecting the externship revenue recognition restatement.  The increase in revenue is primarily attributable to a 33% increase in same-school revenue driven by an approximate average 25% increase in same-school population for the period and an approximate 4% increase in average revenue per student during the year.

•                  Net income was $179.6 million, or $1.71 per diluted share, up 61% from $111.9 million, or $1.11 per diluted share, after adjusting for the 2-for-1 stock split effected in August 2003 and the externship revenue recognition restatement.  Full year 2004 net income includes the following items:

(In millions, except per share data)	Annual Earnings Before Income Taxes	Annual Income Taxes	Annual Net Income	Annual Diluted Earnings Per Share
Allowance for Doubtful Accounts Change in Estimate	$(18.9)	$7.6	$(11.3)	$(0.11)
Externship Revenue Recognition Restatement	$(11.2)	$4.5	$(6.7)	$(0.06)
Certain Legal Fees	$(11.4)	$4.6	$(6.8)	$(0.07)
Lower Effective Tax Rate	n/a	$3.0	$3.0	$0.03
Total	$(41.5)	$19.7	$(21.8)	$(0.21)

Balance Sheet and Cash Flow

•                  At December 31, 2004, we had cash and cash equivalents of $348.1 million, compared with $161.2 million on December 31, 2003.  Short-term and long-term debt as of December 31, 2004 was $23.9 million.

•                  Net cash provided by operating activities for the fourth quarter of 2004 was $114.5 million compared to $113.3 million for the same period of 2003.  The fourth quarter cash flow improvement was attributable primarily to the increase in net income.

•                  Purchases of property and equipment for the quarter were $48.8 million and for the year were $142.8 million.  Purchases of property and equipment for 2004 represented approximately 8.3% of total revenues.

•                  Quarterly days sales outstanding (DSOs) for total net receivables were 18 days at December 31, 2004.  This represents a 10-day decrease from the quarterly DSOs at December 31, 2003 of 28 days, reflecting the revenue recognition restatement. Before the increase in the allowance of doubtful accounts, quarterly days sales outstanding (DSOs) for total net receivables were 21 days at December 31, 2004.  We calculate DSOs by dividing the sum of net student receivables and net other receivables by average daily revenue.  Average daily revenue is computed by dividing quarterly “total revenue” by the total number of days in the quarter.

Population Data

•                  Total CEC student population on January 31, 2005 was approximately 101,500, up 21% compared with approximately 84,100 on January 31, 2004.  On a same school basis, total CEC student population was up approximately 19.5%.

•                  The aforementioned student population data excludes previously disclosed teach-outs related to the Academy division, but includes the effect of the restatement of the Culinary and Healthcare externship revenue recognition.  Students participating in externship programs are now included in our student population as we are recognizing revenue through the end of the externship period.  These externships were previously excluded from the company’s population statistics as the company was not earning revenue over the student externship period.

•                  Total student population of CEC’s Online Education Group on January 31, 2005 was approximately 24,900, up from approximately 12,200 students on January 31, 2004.

•                  Fourth quarter 2004 new student starts were approximately 28,600.

Information Concerning Special Committee Investigation

•                  As previously reported, our Board of Directors formed a special committee to conduct an independent investigation of allegations of securities laws violations against the company, including allegations relating to the company’s accounting practices and reported statistics relating to starts, student population and placement.  At that time, we announced that the special committee had retained the law firm of McDermott, Will & Emery LLP to represent and assist it in its review.  Additionally, it was previously reported that by the special committee’s direction, McDermott, Will & Emery retained Navigant Consulting, Inc. to assist in the investigation.  Navigant Consulting is providing independent forensic accounting services in connection with the special committee’s review of allegations relating to previously reported financial information and related matters.  At the request of the special committee, Navigant reviewed the company’s new methodology for estimating its allowance for doubtful accounts and found it to be reasonable.  The special committee investigation has not yet been completed.

Business Outlook

While we may make further acquisitions, none are contemplated by these forward-looking statements.

•                  We expect full year 2005 revenues to be approximately $2.1 billion and full year 2005 earnings per share to be approximately $2.27.  Our full year earnings expectations include an approximate $0.05 per share impact for the effect of the externship revenue recognition change.  Additionally, the earnings expectations include higher costs for legal and regulatory matters.

•                  We expect the Online Education Group’s full year 2005 revenues, included in the preceding amounts, to be approximately $600 million.

•                  We expect full year 2005 operating profit margin improvement to be approximately 150 basis points.

•                  We expect first quarter 2005 revenues to be approximately $500 million and first quarter 2005 earnings per share to be approximately $0.51.  We expect diluted weighted average shares outstanding to be approximately 105 million for first quarter 2005.

•                  We expect bad debt levels to be approximately 5% of total revenue for 2005.

•                  We expect our 2005 effective income tax rate will be approximately 39.25%.

•                  We expect that 2005 capital expenditures will be approximately 7.5% of total revenue.

Conference Call Information

•                  Career Education Corporation will host a conference call today at 5:30 PM (Eastern Time). Interested parties can access the live webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing (617) 614-3673 (international) or (800) 261-3417 (domestic) and citing code 84473011. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. After 7:30 PM (Eastern Time) the same day, an archived version of the webcast will be accessible for 90 days at www.careered.com. A replay of the call will also be available for seven days by calling (617) 801-6888 and citing code 75236285.

Career Education Corporation (www.careered.com) is the world’s largest on-campus provider of private, for-profit, postsecondary education and has a rapidly-growing presence in online education. CEC’s Colleges, Schools and Universities Group operates 82 campuses in the U.S., Canada, France, the United Kingdom and the United Arab Emirates and offers doctoral degree, master’s degree, bachelor’s degree, associate degree and diploma programs in the career-oriented disciplines of visual communication and design technologies, information technology, business studies, culinary arts and health education. The Online Education Group operates American InterContinental University Online and Colorado Technical University Online and offers a variety of degrees in information technology, business, visual communication and education. CEC’s total student population on January 31, 2005 was approximately 101,500 students.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements under “Business Outlook” and statements identified by words such as “anticipates,” “expects,” “projects,” “plans,” “will,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on information currently available to us and involve risks and uncertainties that could cause our actual growth, results, performance and business prospects and opportunities to differ materially from those expressed in, or implied by these statements. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative, Qui Tam, and other lawsuits; cost and potential impact of findings by the special committee of our Board of Directors that is investigating allegations of securities laws violations against CEC; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; future financial and operational results; competition; general economic conditions; ability to manage and continue growth; and other risk factors relating to our industry  and business, as detailed in our Annual Report on Form 10-K for the year ended December 31, 2003, and from time to time in our other reports filed with the SEC. We disclaim any responsibility to update these forward-looking statements.

Career Education Corporation and Subsidiaries

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

For the Twelve Months Ended December 31, 2004 and 2003

(Amounts in thousands, except per share data and percentages)

			2003
		% of	As	% of		As	% of
	2004	Revenue	Reported	Revenue	Adjustment	Restated	Revenue
Revenue:
Tuition and registration fees	$1,608,433	93.0%	$1,089,192	91.6%	$(12,364)	$1,076,828	91.5%
Other	120,082	7.0%	99,417	8.4%	—	99,417	8.5%
Total revenue	1,728,515	100.0%	1,188,609	100.0%	(12,364)	1,176,245	100.0%

Operating expenses:
Educational services and facilities	557,134	32.1%	413,806	34.8%	(291)	413,515	35.2%
General and administration	822,358	47.6%	533,964	44.9%	—	533,964	45.4%
Depreciation and amortization	57,469	3.4%	43,908	3.7%	—	43,908	3.7%
Total operating expenses	1,436,961	83.1%	991,678	83.4%	(291)	991,387	84.3%

Income from operations	291,554	16.9%	196,931	16.6%	(12,073)	184,858	15.7%

Other income (expense):
Interest income	2,952	0.2%	1,004	0.1%	—	1,004	0.1%
Interest expense	(2,802)	-0.2%	(1,845)	-0.2%	—	(1,845)	-0.2%
Share of affiliate earnings	4,248	0.2%	3,354	0.3%	—	3,354	0.3%
Miscellaneous	(290)	0.0%	—	0.0%	—	—	0.0%
Total other income	4,108	0.2%	2,513	0.2%	—	2,513	0.2%

Income before provision for income taxes	295,662	17.1%	199,444	16.8%	(12,073)	187,371	15.9%

Provision for income taxes	116,047	6.7%	80,276	6.8%	(4,771)	75,505	6.4%

Net income	$179,615	10.4%	$119,168	10.0%	$(7,302)	$111,866	9.5%

Diluted net income per share	$1.71		$1.19		$(0.07)	$1.11

Diluted weighted average shares outstanding	105,004		100,522		100,522	100,522

Career Education Corporation and Subsidiaries

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended December 31, 2004 and 2003

(Amounts in thousands, except per share data and percentages)

			2003
		% of	As	% of		As	% of
	2004	Revenue	Reported	Revenue	Adjustment	Restated	Revenue
Revenue:
Tuition and registration fees	$456,670	93.9%	$343,000	92.4%	$(4,557)	$338,443	92.3%
Other	29,234	6.0%	28,296	7.6%	—	28,296	7.7%
Total revenue	485,904	100.0%	371,296	100.0%	(4,557)	366,739	100.0%

Operating expenses:
Educational services and facilities	146,537	30.1%	117,031	31.5%	(124)	116,907	31.9%
General and administration	229,577	47.3%	153,030	41.2%	—	153,030	41.7%
Depreciation and amortization	16,627	3.4%	13,144	3.6%	—	13,144	3.6%
Total operating expenses	392,741	80.8%	283,205	76.3%	(124)	283,081	77.2%

Income from operations	93,163	19.2%	88,091	23.7%	(4,433)	83,658	22.8%

Other income (expense):
Interest income	1,412	0.3%	130	0.1%	—	130	0.0%
Interest expense	(734)	-0.2%	(471)	-0.1%	—	(471)	-0.1%
Share of affiliate earnings	1,448	0.3%	1,187	0.3%	—	1,187	0.3%
Miscellaneous	(94)	0.0%	—	0.0%	—	—	0.0%
Total other income	2,032	0.4%	846	0.3%	—	846	0.2%

Income before provision for income taxes	95,195	19.6%	88,937	24.0%	(4,433)	84,504	23.0%

Provision for income taxes	35,359	7.3%	35,521	9.6%	(1,693)	33,828	9.2%

Net income	$59,836	12.3%	$53,416	14.4%	$(2,740)	$50,676	13.8%

Diluted net income per share	$0.57		$0.51		$(0.03)	$0.49

Diluted weighted average shares outstanding	104,946		104,288		104,288	104,288

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

		December 31, 2003
	December 31,	As		As
	2004	Reported	Adjustment	Restated

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$348,099	$161,235	$—	$161,235
Receivables:
Students, net of allowance for doubtful accounts of $61,136 and $47,467 as of December 31, 2004 and 2003	87,503	110,445	(6,485)	103,960
Other, net	5,378	6,915	—	6,915
Inventories	17,522	11,652	—	11,652
Prepaid expenses	44,702	35,441	—	35,441
Other current assets	5,980	5,464	—	5,464
Deferred income tax assets	18,341	4,639	—	4,639
Total current assets	527,525	335,791	(6,485)	329,306
Property and equipment, net	351,146	263,925	—	263,925
Goodwill, net	449,136	440,709	1,525	442,234
Intangible assets, net	35,881	36,326	—	36,326
Other assets	38,495	42,399	—	42,399
TOTAL ASSETS	$1,402,183	$1,119,150	$(4,960)	$1,114,190

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$2,274	$79,822	$—	$79,822
Accounts payable	38,263	30,627	—	30,627
Accrued expenses:
Payroll and related benefits	38,193	25,671	—	25,671
Income taxes	—	14,472	(13,278)	1,194
Other	70,510	42,419	(568)	41,851
Deferred tuition revenue	169,031	113,610	28,374	141,984
Total current liabilities	318,271	306,621	14,528	321,149

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	21,591	25,453	—	25,453
Long-term contractual obligations	—	9,679	—	9,679
Deferred income tax liabilities	39,374	18,366	—	18,366
Other	38,957	11,211	—	11,211
Total long-term liabilities	99,922	64,709	—	64,709

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—	—
Common stock	1,025	1,002	—	1,002
Additional paid-in capital	571,192	496,582	—	496,582
Accumulated other comprehensive income	4,396	2,986	—	2,986
Retained earnings	407,377	247,250	(19,488)	227,762
Total stockholders’ equity	983,990	747,820	(19,488)	728,332
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,402,183	$1,119,150	$(4,960)	$1,114,190

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(Dollars in thousands)

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
		2003				2003
		As		As		As		As
	2004	Reported	Adjustment	Restated	2004	Reported	Adjustment	Restated
Revenue
CSU (1)	$367,698	$320,251	$(4,557)	$315,694	$1,337,051	$1,039,798	$(12,364)	$1,027,434
OEG (2)	118,206	51,045	—	51,045	391,464	148,811	—	148,811

Segment profit
CSU	$59,338	$70,429	$(4,433)	$65,996	$176,055	$163,494	$(12,073)	$151,421
OEG	41,622	23,354	—	23,354	158,815	66,659	—	66,659
Corporate and other	(6,349)	(4,505)	—	(4,505)	(39,068)	(29,868)	—	(29,868)

Segment profit percentage
CSU	16.1%	22.0%		20.9%	13.2%	15.7%		14.7%
OEG	35.2%	45.8%		45.8%	40.6%	44.8%		44.8%

(1)          The Colleges, Schools, and Universities (“CSU”) segment represents an aggregation of our campus-based operating divisions.

(2)          The Online Education Group (“OEG”) segment represents an aggregation of our online operating divisions.

(3)          Segment profit equals the sum of income from operations and share of affiliate earnings.

Career Education Corporation and Subsidiaries

Unaudited Consolidated Statements of Income

For the Years Ended December 31, 2002, 2001 and 2000

	For the Year Ended December 31, 2002
	As Reported	Adjustment	As Restated
Total revenue	$780,059	$(9,112)	$770,947
Total operating expenses	666,761	(164)	666,597
Total other income	1,062	—	1,062
Income before provision for income taxes	114,360	(8,948)	105,412
Provision for income taxes	46,888	(3,170)	43,718
Net income	$67,472	$(5,778)	$61,694
Diluted net income per share	$0.71	$0.06	$0.65

	For the Year Ended December 31, 2001
	As Reported	Adjustment	As Restated
Total revenue	$547,059	$(5,000)	$542,059
Total operating expenses	478,237	(45)	478,192
Total other income	915	—	915
Income before provision for income taxes	69,737	(4,955)	64,782
Provision for income taxes	31,382	(1,908)	29,474
Net income	$38,355	$(3,047)	$35,308
Diluted net income per share	$0.42	$0.03	$0.39

	For the Year Ended December 31, 2000
	As Reported	Adjustment	As Restated
Total revenue	$334,528	$(3,649)	$330,879
Total operating expenses	295,148	(60)	295,088
Total other income (expense)	126	—	126
Income before provision for income taxes and cumulative change in accounting principle	39,506	(3,589)	35,917
Provision for income taxes	17,322	(1,515)	15,807
Cumulative effect of change in accounting principle, net of income tax benefit	(778)	—	(778)
Net income	$21,406	$(2,074)	$19,332
Diluted net income per share	$0.28	$0.03	$0.25

Note: The effect of the restatement on the previously reported  full year periods is set forth in the accompanying exhibits.

The company will file restated financial statements reflecting this change in connection with filing its Form 10-K for 2004.

Career Education Corporation and Subsidiaries

SELECTED BALANCE SHEET & FINANCIAL DATA

As of December 31, 2004

(Dollars in thousands)

	Purchases of Property and Equipment, net	Net Cash Provided by Operating Activities

For the three months ended December 31, 2004	$48,779	$114,451

For the year ended December 31, 2004	$142,781	$374,594

Career Education Corporation and Subsidiaries

Adjusted Student Population

Population as of:	As Reported	Culinary & Healthcare Externships	Restated with Externships	Academy Division Teach-outs	Population without Teach-outs (1)
January 31, 2003	51,100	1,050	52,150	n/a	n/a
April 30, 2003	54,400	1,100	55,500	n/a	n/a
July 31, 2003	62,000	2,000	64,000	n/a	n/a
October 31, 2003	79,500	2,400	81,900	n/a	n/a
January 31, 2004	83,200	1,800	85,000	(900)	84,100
April 30, 2004	85,300	2,100	87,400	(750)	86,650
July 31, 2004	81,000	2,150	83,150	(700)	82,450
October 31, 2004	97,300	3,050	100,350	(850)	99,500

(1) We are providing this information as we will be reporting population for 2005 and 2004 net of our previously disclosed teach-outs for our Academy division.